UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2016

NATE'S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Street Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

Since April 24th, 2016, the Company has been in negotiations with large manufacturing concern regarding a licensing agreement for Nate's Pancake and Waffle Batter. On May 18th, 2016, the Company signed a Letter of Intent outlining the terms of the 10 year licensing agreement. Although it has now been just over 90 days, the Company is still actively engaged in the final negotiations of the contractual terms and provisions. Numerous complex details have already been addressed, but several issues still remain, including matters related to the licensee co-packing Nate's Pancake and Waffle Batter for the Company. The Company anticipates significant costs reductions will be available by taking advantage of the facilities of the licensee for co-packing services. The Company expects the negotiations will be completed in the coming weeks. The licensee still plans to begin production within 120 days of final execution. The Company anticipates the royalties received from the sale of the licensee's product will significantly contribute to the Company's revenue.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate's Food Co.

Dated: August 18, 2016.	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

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